Exhibit 99.2

Noble International Announces Suspension of Dividend

TROY, MI – JULY 16, 2008 – Noble International, Ltd. (NASDAQ: NOBL) (“Noble” or the “Company”) today announced that the Board of Directors, at its quarterly meeting on July 16, 2008, decided to immediately suspend the payment of dividends on the Company’s common shares.

Noble’s Chief Executive Officer, Thomas L. Saeli, commented, “the Noble Board has made the appropriate decision to suspend the Company’s dividend given the weak economic and automotive environments in North America. We believe that this action is in the best interest of both shareholders and the Company as it allows Noble to protect liquidity while giving management the necessary flexibility to continue making investments in high growth emerging markets. Suspension of our dividend is one of many cash generation and cost efficiency measures that we have undertaken this year to help offset lower production volumes. Other actions have included facility closures and restructuring, capital spending elimination, overhead and operating efficiencies, and working capital management. We have been working aggressively and will continue to do so to manage our cash and reduce operating expenses with the expectation of lower production volumes in North America for the foreseeable future. We hope to be in a position to consider resumed dividend payments when conditions are more favorable.”

SAFE HARBOR STATEMENT

Noble International, Ltd. is a leading supplier of automotive parts, component assemblies and value-added services to the automotive industry. As an automotive supplier, Noble provides design, engineering, manufacturing, program management and other services to the automotive market. Noble delivers integrated component solutions, technological leadership and product innovation to original equipment manufacturers (OEMs) and Tier I automotive parts suppliers thereby helping its customers increase their productivity while controlling costs.

Certain statements made by Noble International, Ltd. in this press release and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Noble does not intend or undertake any obligation to update any forward-looking statements. For more information see www.nobleintl.com.

For more information contact:

Scott A. Kehoe

Treasurer

Noble International, Ltd.

(248) 519-0700